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                                                                  Exhibit 21.1
LIST OF SUBSIDARIES

[Terayon Communication Systems Europe, S.A
(incorporated in Belgium)

Terayon do Brasil Ltda
(incorporated in Brazil)

Terayon International Holdings, Inc.
(incorporated in Delaware)

ComBox Ltd.
(incorporated in Israel)

Digital Transmission Equipment
(incorporated in California)

Imedia Corporation
(incorporated in California)

Mainsail Networks, Inc.
(incorporated in Delaware)

Radwiz Ltd.
(incorporated in Israel)

Telegate Ltd.
(incorporated in Israel)

TrueChat, Inc.
(incorporated in Colorado)

Ultracom Communications Holdings (1995) Ltd.
(incorporated in Israel)